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                                                                   Exhibit 10.55

                         ALLMERICA FINANCIAL CORPORATION
                              AMENDED AND RESTATED
                   NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN

SECTION 1:  PURPOSE

        The Allmerica Financial Corporation 1996 Non-Employee Director Stock Ownership Plan (the "Plan") has been adopted to promote the long-term growth and financial success of Allmerica Financial Corporation (the "Company") by attracting and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company's non-employee directors and its stockholders.

SECTION 2:  DEFINITIONS

        As used in the Plan, the following terms have the respective meanings as set forth below:

        .   Award means any Stock Award granted under the Plan.

        . Board means the Company's Board of Directors, the Compensation Committee or other such committee of the Board as the Board of Directors may from time to time authorize.

        . Common Stock means the Common Stock, par value $.01 per share, of the Company.

        . Company means Allmerica Financial Corporation, a corporation established under the laws of the State of Delaware, and any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant interest as determined by the Board.

        . 1934 Act means the Securities Exchange Act of 1934 as amended from time to time.

        .   Participant means a Non-Employee Director.

        .   Shares means of the Common Stock of the Company.

        . Stock Award means an Award to a Participant comprised of Common Stock granted under Section 7 of the Plan.

SECTION 3:  EFFECTIVE DATES

        Subject to initial approval by the stockholders of the Company, the Plan shall be in effect as of October 17, 1996. No Awards may be made under the Plan after ten years from the effective date of the Plan or earlier termination of the Plan by the Board.

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SECTION 4:  PLAN OPERATION

        The Plan is intended to meet the requirements of Rule 16b-3 or its successors under Section 16 of the 1934 Act and accordingly is intended to be self-governing. To this end the Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To the extent, if any, that any questions of interpretation arise, they shall be resolved by the Board. To the extent any provision of the Plan or action by the Board fails to comply with Rule 16b-3, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

SECTION 5:  ELIGIBILITY

        Directors eligible to receive Awards under the Plan ("Non-Employee Directors") shall be those members of the Board who are not current employees of the Company or any of its subsidiaries.

SECTION 6:  STOCK AVAILABLE FOR AWARDS

        (a) Common Shares Available. The maximum number of Shares available for Awards under the Plan, plus the number of Shares that may be issued pursuant to
Section 7 of this Plan in lieu of payment of all or any portion of meeting fees payable by the Company, may not exceed 150,000 shares of Common Stock of the Company.

        (b) Adjustments and Reorganizations. As appropriate, adjustments shall be made to meet the intent of the Plan. Such appropriate adjustments shall be made to the number of shares available under the Plan and which thereafter may be made subject to Awards under the Plan. Such actions may include, but are not limited to, any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off, recapitalization or other distributions (other than normal cash dividends) of Company assets to stockholders, or any other change affecting Shares. Appropriate adjustments shall also be made in the calculation of Fair Market Value as necessary to preserve the Participants' rights under the Plan.

SECTION 7:  AWARDS

        Stock Awards. The Board may from time to time make Awards to Participants subject to the limitations of Section 6. The Board may determine the times at which Awards will be made, the terms and conditions of such Award, and the size of such Awards, pursuant to terms and procedures approved by the Board from time to time.

        Conversion of Fees. Except as may be otherwise determined by the Board, and pursuant to terms and procedures approved by the Board from time to time, Participants may elect to convert into Shares issuable under the Plan all or a portion of meeting fees payable by the Company for his or her services as a director.

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        General. Except as may be otherwise determined by the Board, Awards hereunder will not have any restrictions regarding future service performance contingencies which must be satisfied before the Participants is allowed to sell or transfer Shares.

SECTION 8:  GENERAL PROVISIONS APPLICABLE TO AWARDS

        (a) Documentation of Grants. Awards made under the Plan shall be evidenced by written agreements or such other appropriate documentation as the Board may prescribe. The Board need not require the execution of any instrument or acknowledgment of notice of an Award under the Plan, in which case acceptance of such Award by the respective Participant will constitute agreement to the terms of the Award.

        (b) Plan Amendment. The Board may suspend the Plan or any portion of the Plan. The Board may also amend the Plan if deemed to be in the best interests of the Company and its stockholders; provided, however, that (a) no such amendment may impair any Participant's right regarding any outstanding grants, elections or other right to receive shares under the Plan without his or her consent, and
(b) the Plan may not be amended more than once every six months, unless such amendment is permitted by Rule 16b-3(c)(2)(ii)(B) under the 1934 Act.

        (c) Compliance with Securities Laws. The Company shall not be obligated to deliver any Shares until (1), in the opinion of the Company's counsel, all applicable federal, state and foreign laws and regulations have been complied with, (2) if the Company's Common Stock outstanding is at the time listed on any stock exchange, the Shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (3) all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Company's counsel. If the sale of Shares has not been registered under the Securities Act of 1933, as amended, the Company may require such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Shares bear an appropriate legend restricting transfer.

        (d) Governing Law. The validity, construction and effect of the Plan and any such actions taken and/or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.